Exhibit 10.U


                       EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT entered into effective the 1st day of January, 1997, between VIAD CORP, a Delaware corporation
(hereinafter called "Employer"), and Robert H. Bohannon
(hereinafter called "Employee").

                           WITNESSETH:

1.   EMPLOYMENT.

     Employer hereby employs Employee and Employee hereby agrees to serve Employer in the capacity hereinafter described for the employment term hereinafter set forth. Employee has been elected to the Board of Directors of Viad Corp; in addition, he is hereby employed as Chief Executive Officer, President and Chairman of the Board of Viad Corp, at its headquarters in Phoenix, Arizona. Employee agrees (a) to serve in such position or in any other senior executive position to which he may be elected or appointed by Employer's Board of Directors during the term of this Agreement, (b) to devote his best efforts, energies, skill and all of his working time to the discharge of the duties and responsibilities as Chief Executive Officer, President and Chairman of the Board, and (c) to perform his tasks to Employer's reasonable satisfaction.

2.   COMPENSATION AND BENEFITS.

     As remuneration for services performed hereunder, Employee shall receive the salary, benefits and incentive compensation that are listed on Schedule "A", attached.

3.   TERM.

     This Agreement shall become effective immediately and shall terminate on December 31, 1998.

4.   EXECUTIVE SEVERANCE AGREEMENT.

     Employer shall enter into an Executive Severance Agreement with Employee dealing with the threat or occurrence of a bid or other action to take over control of the Employer. The Executive Severance Agreement shall be comparable in form and substance to the executive severance agreement of Employee's predecessor previously approved by the Board of Directors of Employer

5.   TERMINATION.

     Employer may terminate this Agreement at any time if:

     (a) Employee, by reason of physical or mental illness, shall have been unable to perform satisfactorily the services to be rendered by him hereunder for a consecutive period of one hundred eighty (180) days. Should such incapacity occur, Employee shall be entitled to the retirement benefits as provided on Schedule "A".

     (b) Employee should be convicted of a felony or a crime involving moral turpitude, fraud, or dishonesty, or commit an act which, in the judgment of a majority of Employer's Board of Directors, as evidenced by action recorded in the official minutes of a meeting of such Directors, subjects Employer or its subsidiaries to public disrespect, scandal or ridicule or adversely affects the utility of your services to Employer.

     (c) Should Employee be requested by a majority of the Board of Directors to resign from the Employer as an officer and Board member, the Employee, in such case, shall be entitled to all benefits earned on Schedule "A" up to the date of resignation and Employee shall be entitled to 150% of salary due for the remaining term of this Agreement, and all other compensation listed on Schedule "A" shall cease as of the date of resignation.

5.   BOARD OF DIRECTORS.

     Executive shall report to the Board of Directors of Viad
Corp in discharging his duties and responsibilities.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed effective as of the 1 st day of January, 1997.

                                   VIAD CORP

                                   By:  /s/  Peter J. Novak
                                             Vice President &
                                             General Counsel


ATTEST:

By:  /s/  Scott E. Sayre
          Secretary


                                   /s/  Robert H. Bohannon



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                           SCHEDULE "A"

    CHIEF EXECUTIVE OFFICER, PRESIDENT & CHAIRMAN OF THE BOARD


Base Salary                   $600,000

MIP Target Bonus %            60%

Stock Options                 Eligible

Performance Based Stock       Eligible

Performance Unit Plan         Eligible (same as MIP)

First Class Air Travel        Eligible

Company Paid AD&D             $300,000 Company Paid

Health Club                   Corporate Fitness Center - reserved
                              locker at $25/month or outside club
                              (paid up to $25 after first $25
                              paid by employee)

Luncheon Club                 Monthly dues at Arizona Club or the
                              Mansion Club

Country Club                  Monthly dues

Financial Counseling
Services                      Choice of counselor at Ayco or
                              Arthur Andersen

Executive Medical             Provides supplemental coverage to
                              the base plan, including co-pays
                              and deductibles

Parking                       Reserved company-paid parking

Executive Physical

Supplemental Executive Retirement Plan - B

Automobile

Other Standard Benefits